As filed with the Securities and Exchange Commission on August 2, 2017
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________

CRAFT BREW ALLIANCE, INC. (Exact name of registrant as specified in its charter)
Washington (State or other jurisdiction of incorporation or organization)	94-1141254 (I.R.S. Employer Identification No.)
929 North Russell Street
Portland, Oregon 97227-1733
(503) 331-7270
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
______

ANDREW J. THOMAS Chief Executive Officer 929 North Russell Street Portland, Oregon 97227 (503) 331-7270 (Name, address, including zip code, and telephone number, including area code, of agent for service)
______
with copies to:

MARY ANN FRANTZ WILLIAM E. BARTHOLDT Miller Nash Graham & Dunn LLP 3400 U.S. Bancorp Tower 111 SW Fifth Avenue Portland, Oregon 97204 (503) 224-5858
______
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐        Accelerated filer ☒
Non-accelerated filer ☐        Smaller reporting company ☐
(Do not check if a smaller reporting company)          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee (3)
Common Stock, $0.005 Par Value per Share (4)
Preferred Stock, $0.005 Par Value per Share (5)
Debt Securities (6)
Warrants (7)
Units (8)
Total			$75,000,000	$8,692.50

(1)	In no event will the aggregate initial offering price of all securities issued exceed $75,000,000.

(2)	Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D to Form S-3 under the Securities Act of 1933 ("Securities Act").

(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) under the Securities Act.

(4)
Subject to note (1) above, we are registering an indeterminate number of shares of common stock as may be sold from time to time by us. We are also registering an indeterminate number of shares of common stock as may be issuable upon conversion of preferred stock and debt securities and upon the exercise of warrants.

(5)
Subject to note (1) above, we are registering an indeterminate number of shares of preferred stock as may be sold from time to time by us. Preferred stock may be issued directly or upon conversion, exchange or exercise of debt securities, warrants or units.

(6)
Subject to note (1) above, we are registering an indeterminate principal amount of debt securities of the registrant. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued.

(7)
Subject to note (1) above, we are registering an indeterminate number of warrants as may be sold from time to time by us. Warrants represent rights to purchase common stock, preferred stock or debt securities registered hereby. Because the warrants will provide a right to purchase only securities offered hereunder, no additional registration fee is required.

(8)
Subject to note (1) above, we are registering an indeterminate number of units as may be sold from time to time by us. Each unit will be issued under a unit agreement and will represent an interest in two or more securities offered hereunder, which may or may not be separable from one another.

_______________________________________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 2, 2017

PROSPECTUS
$75,000,000
CRAFT BREW ALLIANCE, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
________________
We may offer and sell, from time to time in one or more offerings and in amounts, at prices and on terms that will be determined at the time of any such offering, shares of our common stock, $0.005 par value per share, shares of our preferred stock, $0.005 par value per share, debt securities, warrants, or units having a maximum aggregate offering amount of $75,000,000.
Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the specific offering. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Incorporation of Certain Documents by Reference" on page 2 of this prospectus before you make your investment decision.
We may sell our securities on a continuous or delayed basis directly, through agents or underwriters as designated from time to time, or through a combination of these methods. For additional information on the method of sale, you should refer to the section entitled "Plan of Distribution" on page 4 of this prospectus. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of our securities. If any agents, dealers or underwriters are involved in the sale of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our securities will also be set forth in the applicable prospectus supplement.
Our common stock is listed on the NASDAQ Global Select Market under the symbol "BREW."
Investing in our securities involves substantial risks. See "Risk Factors" on page 1 of this prospectus, as well as in supplements to this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2017.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a "shelf" registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with only a general description of the securities that we may offer. Each time we offer our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to the "Company," "we," "us," "our" or similar references mean Craft Brew Alliance, Inc.

RISK FACTORS
An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement, in our most recent Annual Report on Form 10-K, in our updates to those Risk Factors included in our Quarterly Reports on Form 10-Q filed following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any free writing prospectus, including information included or incorporated by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "should," "projects," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based on assumptions and projections that we believe are reasonable, but are by their nature inherently uncertain. Many possible events or factors could affect our future financial results and performance, and could cause actual results or performance to differ materially from those expressed, including those risks and uncertainties described in this prospectus, any accompanying prospectus supplement, any free writing prospectus or the documents incorporated by reference herein, including the "Business," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our annual and quarterly reports, and other documents we file with the SEC. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under federal securities laws. Caution should be taken not to place undue reliance on these forward-looking statements, which speak as of the date made.

WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and file annual, quarterly and current reports, proxy information and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.craftbrew.com. Our website is not a part of this prospectus and is not incorporated by reference into this prospectus. You may also read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room.
We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information required to be set forth in the registration statement. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate information by reference into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information in the document that was filed later. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus and until the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•
Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017 (including those portions of our definitive proxy statement on Schedule 14A relating to our 2017 Annual Meeting of Shareholders, filed with the SEC on April 13, 2017, incorporated by reference therein);

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 3, 2017; and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 2, 2017;

•	Current Reports on Form 8-K filed on February 15, 2017 (reporting under Item 5.02); March 13, 2017 (reporting under Item 5.02); and May 22, 2017 (reporting under Item 5.07); and

•
The description of our common stock included as Exhibit 99.2 to our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 12, 2013, and all amendments or reports filed for the purpose of updating that description.

Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at our corporate headquarters as follows:
Craft Brew Alliance, Inc.
929 North Russell Street
Portland, Oregon 97227-1733
(503) 331-7270
Attention: Marcus Reed, Corporate Secretary

ABOUT CRAFT BREW ALLIANCE, INC.
Overview
Craft Brew Alliance, Inc., is the sixth largest craft brewing company in the U.S. and a leader in brewing, branding, and bringing to market world-class American craft beers. The Company was formed in 2008 through the merger of Redhook Brewery and Widmer Brothers Brewing, the two largest craft brewing pioneers in the Northwest at the time. Our portfolio consists of an expanding stable of strong regional breweries including Appalachian Mountain Brewery, Cisco Brewers, Omission Brewing Co., Redhook Brewery, Square Mile Cider Co., Widmer Brothers Brewing, and Wynwood Brewing Co., as well as Kona Brewing Company. Kona has become one of the fastest-growing craft brands in the U.S., and has expanded its reach across all 50 U.S. states and approximately 30 international markets.
We are headquartered in Portland, Oregon, and we operate breweries and brewpubs across the U.S.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings (loss) to fixed charges for the periods indicated.

	Six Months Ended	Year Ended December 31,
	June 30, 2017	2016	2015	2014	2013	2012
Ratio of earnings (loss) to fixed charges (1)(2)	0.43	0.77	4.50	6.16	4.03	4.44

(1)    For purposes of the ratio of earnings (loss) to fixed charges, "earnings" consist of earnings (loss) before income taxes plus fixed charges, less capitalized interest. "Fixed charges" consist of interest expense, capitalized interest and an estimate of the portion of rental expense representative of the interest factor.
(2)    The ratio of earnings (loss) to fixed charges and preferred stock dividends is the same as the ratio of earnings (loss) to fixed charges for all periods presented because no shares of preferred stock were outstanding during these periods.

USE OF PROCEEDS
Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, which may include reducing or repaying indebtedness, repurchasing outstanding equity securities, making additions to our working capital, funding future acquisitions, capital expenditures, or for any other purpose we describe in the applicable prospectus supplement. We may initially invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purposes.
We have not declared or paid any dividends during our existence. Under the terms of our loan agreement with Bank of America, N.A. ("BofA"), we are permitted to declare or pay dividends without BofA's consent, subject to limitations. We anticipate that, for the foreseeable future, all earnings will be retained for the operation and expansion of our business and that we will not pay cash dividends. The payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend, among other things, on future earnings, capital and operating requirements, restrictions in future financing agreements, our general financial condition, and general business conditions.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby to one or more underwriters for public offering and sale by them and may also sell the securities directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have also reserved the right to sell or exchange securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
We may distribute the securities from time to time in one or more transactions (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; (iv) at prices determined by an auction process; or (v) at negotiated prices.
We may solicit offers to purchase securities directly from the public from time to time. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate the underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Each prospectus supplement will indicate (i) if an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal and then resell the securities at varying prices, to be determined by the dealer; or (ii) if the underwriter has undertaken to sell the securities in a firm underwritten offering.

We will describe in the applicable prospectus supplement the specific plan of distribution, any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
To facilitate the offering of securities, underwriters may engage in stabilizing syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 allows stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.
Certain of the underwriters, dealers or agents and their associates may engage in transactions with or perform services for us in the ordinary course of their business for which they receive compensation.
Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days (two business days effective September 5, 2017), unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than three scheduled business days after the trade date for your securities.

DESCRIPTION OF THE SECURITIES WE MAY OFFER
Description of Securities
The following section, together with the additional information we may include in any applicable prospectus supplement, describes the material features of our common stock, preferred stock, debt securities, warrants, and units that we may offer.
The summary does not purport to be exhaustive and is subject to, and qualified in its entirety by reference to, our Restated Articles of Incorporation, Amended and Restated Bylaws, and applicable provisions of the Washington Business Corporation Act ("WBCA"). For information on how to obtain copies of our Restated Articles of Incorporation and Amended and Restated Bylaws, see "Where You Can Find More Information."

Common Stock
General
Under our Restated Articles of Incorporation, we have authority to issue 50,000,000 shares of common stock, $0.005 par value per share ("Common Stock"). As of August 1, 2017, 19,293,775 shares of Common Stock were issued and outstanding. All shares of Common Stock will, when issued, be duly authorized, fully paid and nonassessable.
We have reserved 1,066,166 shares of our Common Stock for future issuance in connection with stock awards granted under our equity compensation plans. Of these shares, 777,901 shares are subject to awards outstanding as of August 1, 2017, and 288,265 shares are available for future awards under our 2014 Stock Incentive Plan.
Voting
Each outstanding share of Common Stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of shareholders, except with respect to the election of directors under certain circumstances.
Shareholders of the Company have the right to cumulate votes with respect to all elections of directors held while the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, if, prior to the record date for the shareholder meeting at which such election is to be held, the Company or a shareholder of the Company publicly announces that such shareholder, together with its affiliates, beneficially owns at least 30% of the Company's outstanding Common Stock, or the Company has received any notice or information from a shareholder indicating that it has such beneficial ownership and neither the Company nor the shareholder has publicly announced that it has ceased to have such beneficial ownership. As of August 1, 2017, Anheuser-Busch, LLC, was the beneficial owner of approximately 31.5% of the Company's outstanding Common Stock, such that cumulative voting currently applies to the election of directors. Shareholders of the Company would also have the right to cumulate votes in the election of directors at any time that the Company is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
Liquidation
In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.
Dividends
The holders of our Common Stock are entitled to receive dividends declared by our Board of Directors out of funds legally available therefor. Any holders of preferred stock that may be issued, however, would have a priority right to distributions and payment over the holders of our Common Stock.
Preemptive Rights
Our Restated Articles of Incorporation provide that no shareholder will have any preemptive or preferential rights or subscription rights with respect to any shares of capital stock which may be issued or to any securities or obligations convertible into capital stock, or any warrant or option for the purchase of capital stock, except (i) to the extent provided by resolutions of the board of directors establishing a series of preferred stock, or (ii) by written agreement between such holder and the Company.

Transfer Agent
The transfer agent and registrar for our Common Stock is Computershare Shareowner Services.
Antitakeover Effects of Certain Provisions in our Articles, Bylaws and Washington and Federal Law
Some provisions of our Restated Articles of Incorporation, our Amended and Restated Bylaws, and the WBCA may be deemed to have an antitakeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:
Limitation on Shareholders' Right to Call Special Meeting. Special meetings of the shareholders may be called by the Board of Directors, by the Chairman of the Board, by the President or, at any time while the Company is subject to the reporting requirements of Section 13 of the Exchange Act, by one or a group of shareholders holding at least 25% of all the shares entitled to be cast on any issue proposed to be considered at that meeting.
Removal of Directors. The shareholders may, at a special shareholders meeting called for the purpose of removing directors, remove the entire Board of Directors or any lesser number, with or without cause. If a director has been elected by one or more voting groups, only those voting groups may participate in the vote as to removal. Also, as long as cumulative voting is authorized, a director may not be removed if a number of votes sufficient to elect such director under cumulative voting (computed on the basis of the number of votes actually cast at the meeting on the question of removal) is cast against such director's removal.
Preferred Stock Authorization. As described below, our Board of Directors, without shareholder approval, has the authority under our Restated Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of Common Stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of Common Stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.
WBCA Requirements. Washington law requires prior approval by a majority of the board of directors of a target company in certain acquisition transactions. Washington law prohibits corporations that have a class of voting stock registered under the Exchange Act, such as the Company, from engaging in any "Significant Business Transaction" (defined to include mergers or consolidations, certain sales, termination of 5% or more of a corporation's employees, sales of assets, liquidation or dissolution, and other specified transactions) for a period of five years after a person or group acquires 10% or more of a corporation's outstanding voting stock, unless the acquisition is approved in advance by a majority vote of the board of directors, or, at or subsequent to the acquiring person's acquisition of shares of the corporation, such Significant Business Transaction is approved by a majority vote of the target corporation's board of directors and authorized by the affirmative vote of at least two-thirds of the corporation's voting shares (except those beneficially owned or under voting control of the acquiring person).
The matters described above may have the effect of lengthening the time required for a person to acquire control of the Company through a tender offer, proxy contest, or otherwise and may deter any potentially unfriendly offers or other efforts to obtain control of the Company. This could deprive the Company's shareholders of opportunities to realize a premium for their shares, even in circumstances where such action was favored by a majority of shareholders.

Preferred Stock
Under our Restated Articles of Incorporation, our Board of Directors has the authority, without any further vote or action by our shareholders, to cause the Company to issue up to 7,467,271 shares of preferred stock, $0.005 par value per share, from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in any series of preferred stock and to determine the designation of any such series.
The Board of Directors is also authorized to determine the preferences, voting rights, qualifications, privileges, limitations, options, conversion rights, restrictions and other special or relative rights of the preferred stock or of such series to the fullest extent permitted under the WBCA.
The applicable prospectus supplement will describe the specific dividend, liquidation, redemption, voting, and conversion rights relating to the particular series of the preferred stock offered, including among other things dividend rates; dividend periods; whether dividends will be cumulative or noncumulative; the terms upon which such preferred stock may or must be redeemed; rights upon liquidation; and voting rights.
Unless the applicable prospectus supplement specifies otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue in the future, which means that holders of shares of preferred stock will have no right, in that capacity, to buy any of those securities.

Debt Securities
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We have summarized below certain terms and provisions of the form of indenture (the "indenture"). The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The form of indenture is an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions that may be important to you. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").
General
The indenture does not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time, which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our Board of Directors, or (c) an officers' certificate pursuant to authority granted under a resolution of our Board of Directors. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	the limit, if any, on the aggregate principal amount or issue price of the debt securities of a series;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including any debt of any of our subsidiaries;

•	the issue date or dates of the series and the maturity date of the series;

•	whether the securities will be issued at par or at a premium over or a discount from their face amount;

•	the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;

•	the right, if any, to extend interest payment periods and the duration of the extension;

•	the interest payment dates and the record dates for the interest payments;

•	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability provisions;

•	the currency of denomination of the securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	the denominations in which we will issue the debt securities, if other than denominations of $1,000 or any integral multiple thereof;

•
if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	subordination provisions, if any;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	the dates on which premium, if any, will be paid;

•
any addition to or change in the "Events of Default" described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities; and

•	any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities.
We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

Senior Debt
Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.
Subordinated Debt
The indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, board resolution or officers' certificate related to that series of debt securities and will be described in the relevant prospectus supplement.
If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers' certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Merger, Consolidation or Sale of Assets
The indenture prohibits us from merging into or consolidating with any other person or transferring or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:

•
either we are the continuing corporation, or the successor corporation or the person which acquires by transfer or conveyance substantially all of our or our subsidiaries' assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the due performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

•
immediately after giving effect to such transactions, no Event of Default described under the caption "— Events of Default and Remedies" below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

•
we have delivered to the trustee an officers' certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any transfer or conveyance of all or substantially all of our or our subsidiaries' assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.
Events of Default and Remedies
When we use the term "Event of Default" in the indenture with respect to the debt securities of any series, we mean:

(1)	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal, or premium, if any, on the debt securities when due;

(3)	default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4)
default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(6)	any other Event of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and accrued and unpaid interest, if any, on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.
No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee, and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period, the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.
During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person's own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.
The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if we or the trustee determine in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.
Modification and Waiver
The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a successor to the trustee;

•	cure ambiguities, defects or inconsistencies;

•
provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described above under "— Merger, Consolidation or Sale of Assets";

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	add additional Events of Default with respect to the debt securities of any series;

•	add additional provisions as may be expressly permitted by the Trust Indenture Act;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.
Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	change the method of computing the amount of principal of or any interest on any debt security;

•	change or waive the redemption or repayment provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid or the place of payment;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking or priority of the debt securities of any series; or

•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

•	either:

-	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

-
all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and     payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•
we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series ("legal defeasance"). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•
our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.
In addition, we may elect to have our obligations released with respect to certain covenants in the indenture ("covenant defeasance"). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described above under "—Events of Default and Remedies," will no longer constitute an event of default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

-	money in an amount; or

-
U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

-	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable);
in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at the due date or maturity;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law (based on a change in law or a ruling from the Internal Revenue Service), the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•
no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•
the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;

•
the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•
we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar
The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.
Forms of Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
Unless we state otherwise in a prospectus supplement, The Depository Trust Company ("DTC") will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.
Governing Law
The indenture and each series of debt securities will be governed by, and construed in accordance with, the laws of the State of Washington, except to the extent that the Trust Indenture Act is applicable.

Warrants
We may issue warrants for the purchase of common stock, preferred stock, debt securities, units or any combination thereof, in one or more series. We may issue warrants independently or together with such securities or units, and the warrants may be attached to or separate from such securities.
We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of any particular series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
the number of shares of common stock or preferred stock, or the number of units, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares and/or units may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights and, if applicable, the minimum and maximum amount of such warrants which may be exercised at any one time;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identity of the warrant agent or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution, or winding up, or to exercise voting rights, if any.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Units
As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

•
the designations and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Miller Nash Graham & Dunn LLP, Portland, Oregon/Seattle, Washington, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Craft Brew Alliance, Inc., incorporated in this Registration Statement on Form S-3 by reference from Craft Brew Alliance, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of the Company's internal control over financial reporting, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in its reports (which reports express an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance on the reports of such firm given upon its authority as an expert in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant. Such expenses, other than the SEC registration fee, are estimated to be as follows:

Securities and Exchange Commission registration fee	$8,692.50
Fees and expenses of accountants	*
Fees and expenses of counsel	*
Stock exchange listing fees	*
Printing expenses	*
Transfer agent fees	*
Trustee's fees and expenses	*
Miscellaneous	*
Total	*
* These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers
The Restated Articles of Incorporation, as amended (the "Articles") of Craft Brew Alliance, Inc. (the "Company") provide that the Company shall, to the full extent permitted by the Washington Business Corporation Act (the "WBCA"), as amended from time to time, indemnify all directors and officers of the Company. In addition, the Articles contain a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damages arising out of a breach of fiduciary duty. Section 23B.08.510 and Section 23B.08.570 of the WBCA authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for reasonable expenses incurred) arising under the Securities Act.
Under the Articles and Section 23B.08.580 of the WBCA, the Board of Directors (the "Board") may authorize, by a vote of a majority of a quorum of the Board, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under Section 23B.08.510 or Section 23B.08.520 of the WBCA. The Board has authorized the Company to purchase and maintain appropriate policies of insurance on behalf of the Company's directors and officers against liabilities asserted against any such person arising out of his or her status as such. The Board may authorize the Company to enter into a contract with any person who is or was a director, officer, partner, trustee, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another partnership, joint venture, trust, employee benefit plan or other enterprise providing for indemnification rights equivalent to or, if the Board so determines, greater than those provided for in the Articles.

Item 16.    Exhibits

1.1*	Form of Underwriting Agreement
3.1	Restated Articles of Incorporation (1)
3.2	Amended and Restated Bylaws (2)
4.1*	Form of Common Stock Certificate
4.2*	Form of Preferred Stock Certificate
4.3	Form of Indenture
4.4*	Form of Debt Security
4.5*	Form of Warrant Agreement and Warrant Certificate
4.6*	Form of Unit Agreement
5.1	Opinion of Miller Nash Graham & Dunn LLP regarding legality of securities
12.1	Computation of ratio of earnings (loss) to fixed charges
23.1	Consent of Miller Nash Graham & Dunn LLP (contained in its opinion filed as Exhibit 5.1)
23.2	Consent of Moss Adams LLP, the Company's independent registered public accounting firm
24.1	Power of Attorney (included with signature pages)
25.1*	Statement of Eligibility of Trustee

*	To be filed by amendment or as an exhibit to a current report of the Company on Form 8-K and incorporated herein by reference.

(1)	Incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

(2)	Incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 2010.
Item 17.    Undertakings
The undersigned registrant hereby undertakes:
1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
5.    That, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7.    The undersigned registrant hereby undertakes that:
(i)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.
8.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
9.    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on August 2, 2017.
CRAFT BREW ALLIANCE, INC.
By:    /s/ Andrew J. Thomas
Andrew J. Thomas
Chief Executive Officer
POWER OF ATTORNEY
Each person whose individual signature appears below hereby constitutes and appoints Andrew J. Thomas and Edwin A. Smith, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments, including any and all amendments to this Registration Statement, all post-effective amendments and any subsequent registration statement for the same offering which may be filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on August 2, 2017.
Signature and Title
/s/ Andrew J. Thomas
Andrew J. Thomas, Chief Executive Officer
(Principal Executive Officer)
/s/ Joseph K. Vanderstelt
Joseph K. Vanderstelt, Chief Financial Officer and Treasurer
(Principal Financial Officer)
/s/ Edwin A. Smith
Edwin A. Smith, Corporate Controller
(Principal Accounting Officer)

/s/ David R. Lord
David R. Lord, Chairman of the Board and Director
/s/ Timothy P. Boyle
Timothy P. Boyle, Director
/s/ Marc J. Cramer
Marc J. Cramer, Director
/s/ Paul D. Davis
Paul D. Davis, Director
/s/ Kevin R. Kelly
Kevin R. Kelly, Director
/s/ Nickolas A. Mills
Nickolas A. Mills, Director
/s/ Michael R. Taylor
Michael R. Taylor, Director
/s/ Jacqueline S. Woodward
Jacqueline S. Woodward, Director

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement
3.1	Restated Articles of Incorporation (1)
3.2	Amended and Restated Bylaws (2)
4.1*	Form of Common Stock Certificate
4.2*	Form of Preferred Stock Certificate
4.3	Form of Indenture
4.4*	Form of Debt Security
4.5*	Form of Warrant Agreement and Warrant Certificate
4.6*	Form of Unit Agreement
5.1	Opinion of Miller Nash Graham & Dunn LLP regarding legality of securities
12.1	Computation of ratio of earnings (loss) to fixed charges
23.1	Consent of Miller Nash Graham & Dunn LLP (contained in its opinion filed as Exhibit 5.1)
23.2	Consent of Moss Adams LLP, the Company's independent registered public accounting firm
24.1	Power of Attorney (included with signature pages)
25.1*	Statement of Eligibility of Trustee

*	To be filed by amendment or as an exhibit to a current report of the Company on Form 8-K and incorporated herein by reference.

(1)	Incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

(2)	Incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 2010.